EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry H. Herington and William F. Bradley, Jr., and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-8, Registration No. 333-83171, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature                                                   Title                                                                                                 Date

/s/ Jeffery S. Fraser                                     Chairman of the Board and Chief Executive                                        July 24, 2006
Jeffery S. Fraser                                          Officer (Principal Executive Officer)

/s/ Eric J. Bur                                              Chief Financial Officer
Eric J. Bur                                                  (Principal Financial Officer)                                                                July 24, 2006

/s/ Stephen M. Kovzan                                Vice President, Financial Operations and
Stephen M. Kovzan                                     Chief Accounting Officer
            (Principal Accounting Officer)                                                            July 24, 2006

/s/ John L. Bunce, Jr.                                  Director
John L. Bunce, Jr.                                                                                                                                                July 24, 2006

/s/ Art N. Burtscher                                    Director
Art N. Burtscher                                                                                                                                                 July 24, 2005

/s/ Daniel J. Evans                                       Director
Daniel J. Evans                                                                                                                                                   July 24, 2006

/s/ Ross C. Hartley                                      Director
Ross C. Hartley                                                                                                                                                   July 24, 2006

/s/ Pete Wilson                                            Director
Pete Wilson                                                                                                                                                         July 24, 2006